UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2021
Cousins Properties Incorporated
(Exact name of registrant as specified in its charter)
Georgia 001-11312 58-0869052
(State or other jurisdiction of incorporation) (Commission File Number) (IRS Employer Identification Number)

3344 Peachtree Road NE, Suite 1800, Atlanta, Georgia 30326-4802
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (404) 407-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value per share	CUZ	New York Stock Exchange	("NYSE")

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the securities Act of 1933 (§230.405 of this chapter) or Rule 12b-12 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 21, 2021, upon the recommendation of its Compensation, Succession, Nominating and Governance Committee, the Board of Directors (the “Board”) of Cousins Properties Incorporated (the “Company”) increased the number of directors of the Company from eight to nine and elected Dionne Nelson to fill the vacancy so created, both effective May 21, 2021. The Board will consider appointment of Ms. Nelson, to one or more Board committees at its next regularly scheduled meeting.
Ms. Nelson, age 49, has served since 2011 as the President and Chief Executive Officer of Laurel Street Residential, a boutique private development company that develops mixed-income communities in Charlotte, North Carolina, and throughout the East Coast. From 2007 to 2011, Ms. Nelson served as Senior Vice President of Crosland, LLC, where she was responsible for affordable housing development and operations. Prior to 2007, Ms. Nelson managed investments at NewSchools Venture Fund and EARNEST Partners. She also previously served as a consultant with McKinsey & Company and in investment banking at Salomon Brothers. Ms. Nelson is a Trustee for the Urban Land Institute, a member of the national advisory board for the ULI Terwilliger Center for Housing and ULI’s Affordable Workforce Housing Council, a member of the Low Income Investment Fund board of directors, the Charlotte community advisory committee for the Knight Foundation and the advisory board of the University of North Carolina at Charlotte’s Childress Klein Center for Real Estate. Ms. Nelson earned a master of business administration degree from Harvard University and a bachelor’s degree in economics from Spelman College.
The Board has determined that Ms. Nelson meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K.
Ms. Nelson has (i) no arrangements or understandings with any other person pursuant to which she was elected as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.
Ms. Nelson has had (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K, Ms. Nelson holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.
Ms. Nelson will participate in the standard compensation program for non-employee directors, including, for her first year on the Board, un-prorated annual compensation for the remainder of her one-year term, which will end at the Company’s next Annual Meeting of Stockholders. In connection with her election, Ms. Nelson will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-k dated June 18, 2007, and incorporated herein by reference.
A copy of the press release containing the announcement of the election of Ms. Nelson is attached as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
    (d)    Exhibits.
The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended:
Exhibit Number        Exhibit Description

99.1	Press-Release of Cousins Properties dated May 24, 2021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2021

COUSINS PROPERTIES INCORPORATED

By:	/s/ Pamela F. Roper
Pamela F. Roper
Executive Vice President, General Counsel, and Corporate Secretary